EXHIBIT 10.40

TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (“Termination Agreement”) is made and entered into as of the 15th day of April, 2003, by and between DEUTSCHE BANK AG, NEW YORK BRANCH, a duly licensed branch of Deutsche Bank AG, a German corporation, as Agent Lessor for the Lessors (the “Agent Lessor”), and as a Lessor (together with any permitted successors and assigns, each a “Lessor” and collectively the “Lessors”); and DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH, as a Lender (together with the other financial institutions as may from time to time become lenders, the “Lenders”) and as Agent for the Lenders (in such capacity, the “Agent”) in favor of WIND RIVER SYSTEMS, INC., a Delaware corporation, as Lessee and Construction Agent (in its capacity as Lessee, the “Lessee” and in its capacity as Construction Agent, the “Construction Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in Annex A to the Participation Agreement (as defined below).

RECITALS:

The Lessee, the Agent Lessor, the Lessor, the Lender, the Agent and Deutsche Bank Securities Inc., (formerly known as Deutsche Banc Alex. Brown Inc.), as Arranger (the “Arranger”), are parties to that certain Participation Agreement, dated as of September 12, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”); Agent Lessor and Lessee have entered in to that certain Lease, dated as of September 12, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”); Wind River Systems, Inc., as Landlord (the “Landlord”) and Deutsche Bank AG, New York Branch, as Tenant (the “Tenant”) have entered into that certain Ground Lease, dated as of March 31, 1999 (the “Ground Lease”); and Deutsche Bank AG, New York Branch, Borrower, Lenders and Agent are parties to that certain Credit Agreement, dated as of September 12, 1997 (the “Credit Agreement”), pursuant to which the Participants have provided certain lease facilities to the Lessee (collectively, the “Facility”). This Termination Agreement sets forth the amount required to be paid by the Lessee to the Agent (for distribution among the Agent and the Participants in accordance with the provisions of the Participation Agreement), calculated as of April 15, 2003 (the “Payoff Calculation Date”), in order to pay off all outstanding obligations of the Lessee under the Facility and to simultaneously terminate the Ground Lease.

     The Lessee has exercised the Purchase Option under Section 20.1 of the Lease pursuant to a Purchase Notice delivered to Agent Lessor on January 30, 2003 (the “Purchase Notice”). In connection with the closing of the purchase of the Property pursuant to the Purchase Option, the parties desire to terminate those agreements listed in Section 3 including the Agent Lessor’s leasehold interest in the Land pursuant to the Ground Lease upon the satisfaction of the conditions set forth below.

     NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Agreements

1.     Purchase Calculation. The following is the amount of the Purchase Option Price required to be paid by the Lessee to the Agent (for distribution among the Agent and the Participants in accordance with the provisions of the Participation Agreement), calculated as of the Payoff Calculation Date, in order to pay off all outstanding obligations of the Lessee under the Facility and to simultaneously terminate the Ground Lease:

Principal Balance of the Notes:	$30,796,050.53
Interest through Payoff Calculation Date:	$6,025.59
Principal Balance of Lessor
Contributions:	$1,620,844.76
Lessor Yield through Payoff Calculation
Date:	$317.13
Total Through Payoff Calculation Date	$32,423,238.01

Date: April 15, 2003

If the payoff sum is not received on the Payoff Calculation Date interest on the Notes and yield on the Lessor Contributions shall accrue thereon at an annual rate equal to the ABR and shall continue to accrue as provided in the Participation Agreement from the Payoff Calculation Date through the date that the payoff sum is actually received by the Agent, together with any breakage charges applicable thereto. Any payment received by the Agent other than on a Business Day (or after 2:00 pm EST on any Business Day) shall be deemed not to have been received until the following Business Day. Wire instructions for delivery of the payoff sum are set forth below:

Bank:	Deutsche Bank Trust Company Americas
ABA Routing #:
Account Name:	Deutsche Bank NY Loan Operations
Account #:
Reference:	Wind River Lease
Attention:	Claudia Zou

If payment will not be received by the Payoff Calculation Date, a new calculation of the Purchase Option Price should be requested from the Agent.

2.      Additional Fees and Disbursements. In addition to the payment described in Paragraph 1 above, Lessee agrees to pay the amounts identified on Schedule 1 attached hereto, calculated as of the Payoff Calculation Date. Further, Lessee agrees to pay any fees or expenses arising subsequent to the execution of this Termination Agreement in connection with the administration of the Operative Agreements or in connection with Lessee’s exercise of the Purchase Option, including but not limited to additional Taxes, fees, out-of-pocket expenses and disbursements.

3.      Termination of Operative Agreements. Upon Agent’s receipt of the payment required in Paragraph 1 above, each of the following agreements, as amended from time to time (each an

“Operative Agreement” and collectively the “Operative Agreements”), is hereby terminated subject to the provisions of Paragraph 4 below:

     a)      Participation Agreement, dated as of September 12, 1997, among Lessee, Deutsche Bank AG, New York Branch, Deutsche Bank AG, New York and/or Cayman Islands Branch and Deutsche Morgan Grenfell, Inc.;

      b)     Lease, dated as of September 12, 1997, between Agent Lessor and Lessee, as assigned to Agent;

      c)     Lease Supplement No. 1, dated as of March 31, 1999 between Lessor and Lessee and recorded in the real property records of Alameda County, California on April 2, 1999 as Instrument No.1999139731;

      d)     Assignment of Leases and Rents, dated as of September 12, 1997, between Deutsche Bank AG, New York Branch and Agent;

      e)     Assignment of Leases and Rents-Supplement, dated as of March 31, 1999 supplementing the Assignment of Leases and Rents, dated as of September 12, 1997;

      f)      Lessee’s Consent, dated as of March 18, 1999 by Wind River Systems, Inc. consenting to the Assignment of Leases and Rents dated as of September 12, 1997;

      g)     Consent of Lessee to Supplement to Assignment of Lease, dated as of March 18, 1999 by Wind River Systems, Inc. consenting to the Supplement to Assignment of Lease dated March 31, 1999;

      h)     Credit Agreement, dated as of September 12, 1997, between Deutsche Bank AG, New York Branch, the several Lenders from time to time parties thereto and Agent;

      i)      Note in the principal amount of Thirty-Three Million Two Hundred Fifty Thousand Dollars ($33,250,000), dated September 12, 1997, by Deutsche Bank AG New York and/or Cayman Islands Branch for the benefit of Deutsche Bank AG New York Branch;

      j)      Construction Agreement, dated as of September 12, 1997 between Agent Lessor and Lessee, as assigned to Agent;

      k)     Agency Agreement, dated as of September 12, 1997 between Agent Lessor and Construction Agent;

      l)      Supplement to Agency Agreement, dated as of March 31, 1999 between Agent Lessor and Construction Agent;

      m)    Joinder of Lessee, dated as of September 12, 1997 between joining Wind River Systems, Inc. to the Deed of Trust;

      n)     Assignment of Contracts, dated as of September 12, 1997, between Deutsche Bank AG, New York Branch and Agent;

      o)      Consent, dated as of September 12, 1997 by Wind River Systems, Inc. consenting to the Assignment of Contracts dated as of September 12, 1997;

      p)      Defeasance Deposit Agreement, dated as of September 12, 1997, between Lessee, Agent and Agent Lessor;

      q)      Notice of Security Interest, dated as of September 12, 1997, between Wind River Systems, Inc. and Deutsche Bank AG, New York and/or Cayman Islands Branch, as Agent;

      r)      Ground Lease, dated as of March 31, 1999 between Wind River Systems, Inc., as Landlord, and Deutsche Bank AG, New York Branch, as Tenant, as amended by that certain First Amendment to Ground Lease, dated as of April 15, 2003

      s)      Memorandum of Ground Lease, dated as of March 31, 1999 between Wind River Systems, Inc., as Landlord, and Deutsche Bank AG, New York Branch, as Tenant and recorded in the real property records for Alameda County, California on April 2, 1999 as Instrument No. 1999139729, as amended by that certain Amended and Restated Memorandum of Ground Lease, dated as of April 15, 2003 between Wind River Systems, Inc., as Landlord, and Deutsche Bank AG, New York Branch, as Tenant and recorded in the real property records for Alameda County, California on December 2, 1999 as Instrument No.2003______;

      t)      Leasehold Construction Deed of Trust and Security Agreement, dated as of March 31, 1999, between Deutsche Bank AG, New York Branch, as Grantor, First American Title Guaranty Company, as Trustee and Deutsche Bank AG, New York and/or Cayman Islands Branch, as agent, Beneficiary and recorded on April 2, 1999 in the real property records for Alameda County, California as Instrument No.1999139730; and

      u)     UCC Financing Statements, each of the UCC Financing Statements listed on Exhibit A hereto.

4.   No Release of Indemnities. Neither Deutsche Bank AG, New York Branch nor Deutsche Bank AG, New York and/or Cayman Islands Branch waives or releases the Lessee, its subsidiaries and related and affiliated corporations from any obligations, claims or demands arising from any indemnification or other provisions contained in any of the Operative Agreements which, by their respective terms, expressly survive the termination of the relevant Operative Agreement.

5.   Release of Defeasance Deposit Collateral. Upon confirmation from Agent of the execution of this Termination Agreement and receipt of the Purchase Option Price, as calculated above, by Agent, Deutsche Bank AG, New York and/or Cayman Islands Branch, not in its individual capacity but solely as the Agent of the Account under the Defeasance Deposit Agreement, shall transfer to Lessee the Defeasance Deposit Collateral in accordance with instructions received from the Lessee and the Defeasance Deposit Agreement shall terminate as provided in Paragraph 3 and all liens, claims and encumbrances against such remaining Defeasance Deposit Collateral shall terminate as provided therein.

6.   Execution of Additional Documents. Deutsche Bank AG, New York Branch and Deutsche Bank AG, New York and/or Cayman Islands Branch each agree, at Lessee’s sole cost and expense, to promptly execute such additional documents and instruments as are set forth on Schedule 2 hereto and such additional documents and instruments as are reasonably necessary or desirable to evidence the terminations set forth in Paragraph 3 above.

7.   Counterparts. This Termination Agreement may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Termination Agreement shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

WIND RIVER SYSTEMS, INC., as Lessee and Construction Agent

By: /s/ Michael W. Zellner

Name: Michael W. Zellner Title: Vice President of Finance and Chief Financial Officer

DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent Lessor for the Lessors and as a Lessor

By: /s/ John L.C. Ulrich

Name: John L.C. Ulrich Title: Vice President

By: /s/ Gennaro R. D’Agostino

Name: Gennaro R. D’Agostino Title: Vice President

DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH, as a Lender and as Agent for the Lenders

By: /s/ John L.C. Ulrich

Name: John L.C. Ulrich Title: Vice President

By: /s/ Gennaro R. D’Agostino

Name: Gennaro R. D’Agostino Title: Vice President

Agreed to and Accepted by:

DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH

By: /s/ John L. C. Ulrich

Name: John L.C. Ulrich Title: Vice President

By: /s/ Gennaro R. D’Agostino

Name: Gennaro R. D’Agostino Title: Vice President

SCHEDULE 1

FEES AND DISBURSEMENTS

1.     McGuireWoods LLP, Counsel for the Agent           $_______________

        Wire instructions for delivery of fees to Counsel for the Agent are set forth below:

BANK:	________________________________
ABA:	________________________________
Credit:	________________________________
Account Number:	________________________________
Reference:	________________________________
McGuireWoods Accounting Contact:	________________________________
Bank Contact:	________________________________

2.      First American Title Insurance Company           $_______________

         Wire instructions for delivery of disbursements for First American Title Insurance Company as set forth below:

BANK:	________________________________
ABA:	________________________________
Account Name:	________________________________
Account Number:	________________________________
Reference:	________________________________
Escrow Officer:	________________________________

SCHEDULE 2

TERMINATION DOCUMENTS

1.	Termination of Ground Lease and Amended and Restated Memorandum of Ground Lease;
2.	Termination of Lease and Lease Supplement No. 1 and Termination of Assignment of Leases and Rents and Supplement to Assignment of Leases and Rents; and
3.	Substitution of Trustee Deed of Full Reconveyance.

EXHIBIT A

UCC Financing Statements

Jurisdiction	UCC-1 Filing No.	Filing Date	UCC-3 Filing No.	Filing Date	Document
CA SOS	9728360532	10/9/1997
CA SOS	9728360448	10/9/1997
CA SOS	9728360388	10/9/1997
CA SOS	97283C0448	10/9/1997
NY County Recorder	97PN49796	10/23/1997
NY County Recorder	97PN49797	10/23/1997